                                                                    Exhibit 10.4



                                 EMPLOYMENT AGREEMENT


     This Agreement made as of the 16th day of July, 1997, by and between AMERICA FIRST COMPANIES LLC, a Delaware limited liability company with its office at 399 Park Avenue, New York, New York 10022 (the "LLC"), and RONALD FREYDBERG, residing at 59 Green Way Circle, Rye Brook, NY 10573 (the "Employee") shall become effective July 1, 1997 (the "Effective Date").

                                 W I T N E S S E T H:

     WHEREAS, the LLC desires to employ the Employee and the Employee desires to accept such employment with the LLC and represents that he is not restricted from entering into and performing this Agreement, and the LLC and the Employee desire to set forth in writing the terms and conditions under which the LLC shall employ the Employee;

     NOW, THEREFORE, the parties hereby covenant and agree as follows:

     1.   EMPLOYMENT.

     (a) Effective as of the Effective Date hereof, the LLC hereby employs the Employee as Senior Vice President of the mortgage division of the LLC to perform such duties as are customarily performed by financial strategists of similarly situated mortgage entities and such other duties as may be mutually agreed upon between the Employee and the President of the Mortgage Division. The Employee shall report directly to the President. It is anticipated by both the LLC and the Employee that the LLC will form a Mortgage Real Estate Investment Trust ("the Mortgage REIT") which will be managed by an independent manager (the "Manager") which will be majority owned by the LLC. The employer and the LLC agree that if the Mortgage REIT and the Manager are successfully formed and established then the Employee will become a Senior Vice President of the Manager and all of the duties, obligations and benefits of the LLC set forth in this Agreement shall be assigned to and assumed by to the Manager. All references to the LLC shall apply to Manager as the context permits. If the Mortgage REIT and the Manager are not successfully formed and established, then the LLC may either
(i) offer Employee a comparable position in New York City, New York with the identical salary, bonus and other benefits described herein or (ii) subject to the terms of Section 22 hereof, terminate this Agreement and pay to Employee upon such termination all outstanding amounts due to Employee under Sections 4 and 5 of this Agreement.

     2.   SUBSTANTIALLY FULL TIME EMPLOYMENT.

     (a) The Employee agrees to devote substantially all of his business time and effort to the performance of his duties as such Senior Vice President of the mortgage division of the LLC and in turn, the Manager.

     (b)  The Employee shall be permitted to (i) perform charitable activities,
(ii) deliver lectures and participate as a member of business and professional panels and (iii) perform services as a member of the Board of Directors or Board of Trustees or similar body of any for-profit or non-profit entity, provided that such activities do not interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement.

     3.   TERM.

     Except in the case of earlier termination for Cause, as hereinafter defined, this Agreement shall terminate on the first to occur of (i) the death of the Employee, (ii) the expiration of a continuous period of one hundred and eighty (180) days during which the Employee shall be Disabled, as hereinafter defined, (iii) the expiration of thirty (30) days (or such shorter period as shall be agreed upon between the Employee and the LLC, or the Manager as the case may be) after the Employee shall have notified the LLC, or the Manager as the case may be, of his intent to voluntarily terminate his employment hereunder, (iv) the failure of the LLC to successfully establish the Mortgage REIT and the Manager by December 31, 1997 (subject to provisions of Section 22 hereof) and (v) June 30, 2000. As used herein, the term "Disabled" shall mean the inability of the Employee to perform his duties hereunder by reason of medical, emotional, or mental injury, illness, disease or defect as determined under the terms of the long-term disability insurance policy maintained by the LLC under which the Employee is covered as in effect at the time of such determination.

     4.   BASE COMPENSATION.

     For the services rendered by the Employee as Senior Vice President of the mortgage division of the LLC and in turn as Senior Vice President of the Manager, the LLC or the Manager, as the case may be, agrees to pay the Employee a base salary of One Hundred Thirty-two Thousand Five Hundred Dollars ($132,500) per annum, payable in equal semi-monthly installments in accordance with the standard payroll practices of the LLC. The Employee's base annual salary payable pursuant to this Section 4 (including any increases therein approved by the Compensation Committee and ratified by the Board pursuant to this Section) is hereinafter referred to as "Employee's Base Compensation." The Board shall, not less frequently than annually, review the Employee's Base Compensation and may increase such compensation by such amounts as the Board deems proper.

     5.   BONUS.

     For each calendar year during the term of this Agreement, except the year ended December 31, 1997, the Employee shall be eligible to receive a bonus in such amount as the Compensation Committee of the Board of the LLC, or, in turn the Manager may determine in its discretion, based on the attainment of the LLC's or the Manager's business goals for such calendar year as set forth in the LLC's or the Manager's business plan for such calendar year. Such bonus, if any, shall be paid by the LLC or the Manager to the Employee in a lump sum within sixty (60) days of the end of the fiscal year to which it relates. Notwithstanding the above, the Employee is hereby guaranteed a bonus of $100,000 for the first year of employment payable on or before March 31, 1998. Notwithstanding the above, the amount of the bonus granted to Employee by LLC in 1999 shall not be diminished or otherwise correlated to the bonus granted by Employee by LLC in 1998.

     6.   OPTION TO PURCHASE EQUITY INTEREST IN MANAGER .

     Employee will be awarded an option to purchase 3% of the issued and outstanding equity interest of the Manager as of the date the contract between the Manager and the Mortgage REIT becomes effective. Such option shall have a term of ten (10) years and shall be exercisable by Employee upon vesting as set forth below. The exercise price of such option will be equal to the original capitalization price invested by the LLC in creating the Manager multiplied by the applicable percentage equity interest in the Manager and shall be payable in the same manner as the original capitalization price (i.e. cash, note, or other form of payment). The right of the Employee to exercise such option will vest as follows:


                                                    Percent of Option
           DATE EXERCISABLE                        WHICH MAY BE EXERCISED

          July 1, 1998                                        20%
          July 1, 1999                                        40%
          July 1, 2000                                        60%
          July 1, 2001                                        80%
          July 1, 2002                                       100%

Notwithstanding the foregoing, the entire amount of the option shall immediately vest upon the occurrence of a Change of Control (as defined in Section 10(a) hereof), the Employee's death or becoming Disabled (as defined in Section 3 hereof). In the case of Employee's death or disability, Employee's option hereunder may be exercised by Employee's personal representative or guardian within 180 days of the Employee's termination. If the Employee's employment is terminated, for any reason (other than Change of Control, death or disability as set forth in the previous sentences) prior to the vesting of any portion of his option award, such nonvested portion shall be immediately forfeited except that if Employee is terminated without cause the vesting schedule set forth above shall be applied as if Employee had terminated on a date one year from the date of termination and the Employee shall have thirty (30) days from the date of termination to exercise the options thus vested. Appropriate and equitable adjustment shall be made in the amount of the equity interest available to Employee under this equity interest option and the exercise price thereof, and in the amount of any equity interest which shall have been acquired upon the exercise of such equity interest option, in the event of any changes in the amount or value of outstanding equity interest in the Manager by reason of an equity or extraordinary cash dividend, equity split, recapitalization, reorganization, split up, spin-off, merger, consolidation, sale or exchange of assets, combination or exchange of interests, offering of warrants or subscriptions rights, or similar restructuring or distribution with respect to the equity interests in the Manager.

     7.   STOCK OPTION.

     Employee shall be eligible to participate in any stock option plan adopted by the Mortgage REIT during his term of employment. Employee and the LLC agree that Employee's participation in said stock option plan shall be subject to such regulations and limitations as may be established by the Mortgage REIT stock option plan as adopted by the Mortgage REIT Board of Directors. Employee's level of participation shall be reasonably determined by the Board of Directors of the Manager after the allocation of stock options has been made to the Manager by the Mortgage REIT. It is understood by Employee that nothing contained herein guarantees or grants him an award of stock options from the Mortgage REIT.

     8.   EFFECT ON BENEFIT PLANS.

     At all times during the term of this Agreement, the Employee shall be eligible to participate in all executive compensation and employee benefit and welfare plans or programs generally applicable to senior executives of the LLC.

     9.   VACATION.

     (a) During each year the Employee is employed under this Agreement, the Employee shall be entitled to five (5) weeks vacation in accordance with the standard vacation practices and policies of the LLC, as the case may be.

     10.  CHANGE IN CONTROL.

     (a) As used herein, a "Change in Control" shall mean any one or more of the following:

          (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the LLC, the Mortgage REIT or the Manager as the case may be, representing more than thirty percent (30%) of the combined voting power of the then outstanding securities of the LLC, the Mortgage REIT or the Manager as the case may be; or

          (ii) there has been a tender or exchange offer merger, consolidation or equivalent combination involving the Manager after either (a) which more than fifty percent (50%) of the voting stock of the surviving entity is held by persons other than former stockholders of the LLC or the Mortgage REIT or (b) persons who were directors of the Manager before such event shall cease to constitute a majority of the Board of Directors of the Manager or any successor entity after such event;

          (iii) there has been a sale or other disposition of all or substantially all the assets of the Manager; or

          (iv)      the Mortgage REIT changes the Manager.


     If an event constituting a "Change in Control" occurs, then Employee shall be 100% vested in his equity interest options in accordance with the provisions of Section 6.

     11.   TERMINATION FOR CAUSE.

     The LLC or the Manager shall have the right at any time, by written notice to the Employee, to terminate this Agreement and to discharge the Employee for "Cause." As used herein, the term "Cause" shall mean that the Employee has materially breached the terms of this Agreement by engaging in dishonest or fraudulent actions in connection with the performance of his duties hereunder which results in material economic injury to the business of the LLC or the Manager. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (i) reasonable prior written notice to the Employee setting forth the reasons for the decision to terminate the Employee for Cause, (ii) an opportunity for the Employee, together with his counsel, to be heard by the Board of the LLC or, in turn, the Manager and
(iii) delivery to the Employee of a notice of termination approved by said Board stating its good faith opinion that the Employee has engaged in actions or conduct described in the preceding sentence, which notice specifies the particulars of such action or conduct in reasonable detail; provided, however, that the LLC or the Manager, as the case may be, may suspend the Employee until such time as his appearance before the Board has been exercised so long as such appearance is within two (2) weeks of the date of suspension.

     12.  VOLUNTARY TERMINATION.

     Any termination of the employment of the Employee hereunder otherwise than as a result of (i) termination by the LLC or the Manager in violation of the terms of this Agreement, (ii) the Employee's death, (iii) the Employee's becoming Disabled for a continuous period of one hundred and eighty (180) days or (iv) the Employee's termination for Cause. A Voluntary Termination shall be deemed to be effective immediately upon such termination.

     13.  CERTAIN EFFECTS OF TERMINATION OF EMPLOYMENT.

     (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a termination for Cause, neither the Employee nor his estate or beneficiaries shall have any further rights or claims against the LLC or, in turn, the Manager under this Agreement except to receive:

          (i) the unpaid portion of the Employee's Base Compensation computed on a pro rata basis to the date of termination;

          (ii) reimbursement for any reimbursable expenses for which the Employee shall not have theretofore been reimbursed; and

          (iii) any benefits provided under any plans maintained by the LLC or, in turn, the Manager in which the Employee is a participant which are generally provided to other participants who have terminated employment under similar circumstances.

     (b) In addition to the rights granted to Employee pursuant to Section 6 hereof, upon the termination of the Employee's employment hereunder by reason of Employee's becoming Disabled for a continuous period of 180 days, the LLC or the Manager shall pay to the Employee or the Employee's personal representative or custodian within ten (10) days of the date of the termination of the Employee's employment hereunder, a lump sum cash payment equal to the amount of the Employee's Base Compensation as in effect on the date of termination.

     (c) Upon the termination of Employee's employment hereunder other than for Cause, death, disability or Voluntary Termination, Employee shall receive the then unpaid portion of the Employee's Base Compensation through June 30, 2000, in accordance with the standard payroll practices of the LLC or the Manager, as the case may be, together with any unpaid portion of his guaranteed bonus payable on March 31 and June 30, 1998.

     (d)(i) Upon the termination of the Employee's employment hereunder pursuant to a termination for Cause, LLC shall be entitled, but not obligated, to purchase from Employee any interest in the Manager purchased by Employee pursuant to Section 6 of this Agreement for an amount equal to the book value of such interests. Any unvested interest options granted to Employee by LLC pursuant to Section 6 of this Agreement shall be terminated.

     (ii) Upon the termination of the Employee's employment hereunder for any other than for Cause, LLC shall be entitled, but not obligated, to purchase from Employee any interest in the Manager purchased by Employee or his personal representative pursuant to Section 6 of this Agreement for an amount equal to the appraised fair market value of such interests.

     (iii) For the purposes of this Section 13, the appraised fair market value for such interests in Manager shall be determined in the following manner. Employee and LLC shall attempt to agree upon an appraiser. If the parties agree upon an appraiser, the appraiser so selected shall appraise the fair market value of the applicable interests in Manager within 30 days after selection. If the parties fail to so agree upon the selection of one such appraiser within 10 days after Employee's notice that he is entitled to such increased value of such interests, Employee and LLC shall each designate, within 5 days from the end of such 10-day period, one appraiser to determine such fair market value.
In the event either party fails to so select its own appraiser, the other party may obtain court appointment of an appraiser. The two appraisers so selected shall attempt to agree upon such fair market value of the applicable interests as at the date of said appraisal. In the event the two appraisers fail to agree upon the fair market value of the applicable interests within 30 days, the two appraisers shall meet and select a third appraiser within 5 days after the expiration of such 30-day period. In the event the two appraisers fail to so select a third appraiser, either party may obtain court appointment of such third appraiser. Within 5 days after the third appraiser is selected, the three appraisers so selected shall meet and attempt to agree upon such fair market value of the applicable interests as at the date of said appraisal. In the event the three appraisers fail to agree upon the fair market value of the applicable interests within 5 days, the third appraiser shall independently appraise the fair market value of the applicable interests, and the arithmetic average of the three appraisals will be the fair market value of the applicable interests. The parties shall equally split the cost of all appraisals. The appraisers shall not discount the value of the Employee's interest in the Manager merely because of the Employee's interest in the Manager is that of a non-controlling minority interest holder or for lack of marketability.

     14.  RESIGNATION AS BOARD MEMBER.

     In any instance where the Employee ceases to be employed by the LLC or the Manager, and if the Employee is then a member of the Board, the Employee hereby agrees that, unless otherwise requested by the Board, he shall simultaneously submit his resignation as a member of the Board in writing on or before the date he ceases to be an employee of the LLC. If the Employee fails or neglects to submit such resignation in writing, this Section 14 may be deemed by the LLC or the Manager to constitute the Employee's written resignation as a member of the Board effective on the same date that the Employee ceases to be an employee of the LLC.

     15.  GOVERNING LAW.

     This Agreement shall be governed by, construed and enforced in accordance to the internal laws of the State of New York without reference to the principles of conflicts of law thereof.

     16.  NOTICES.

     All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices shall be personally delivered or sent by registered or certified mail to the LLC, the Manager or the Employee at the address set forth above or to such other address as the LLC, the Manager or the Employee may notify the other in accordance with the provisions of this Section 16 and shall be effective upon receipt.

     17.  ENTIRE AGREEMENT.

     This Agreement contains the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Employee and the LLC with respect to the subject matter hereof, whether written or oral. This Agreement cannot be amended, modified or changed orally. To be effective any amendment, modification or change shall be in writing and signed on behalf of the LLC or the Manager and by the Employee.

     18.  WAIVER, CONSENT TO BREACH.

     In the event any term or condition contained in this Agreement should be breached by any party and thereafter waived or consented to by the other party, such waiver or consent shall be limited to the particular breach so waived or consented to and shall not be deemed to constitute a waiver of or consent to any other breach occurring prior or subsequent to the breach so waived or consented to.

     19.  SEVERABILITY.

     If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and the remaining provisions of this Agreement shall be enforced to the fullest extent permitted by law.

     20.   BENEFIT.

     This Agreement shall inure to the benefit of and be binding upon the LLC, the Manager, the Employee and their successors, including, in the case of the Employee, his executor, custodian and beneficiaries; provided, however, that (a) the obligations of the Employee hereunder shall be personal obligations of the Employee and may not be delegated or assigned, and (b) except for an assignment by LLC to Manager, LLC may not assign this Agreement without Employee's prior written consent.

     21.  NON-ALIENATION OF BENEFITS.

     Except insofar as applicable law may otherwise require, no amount payable to or in respect of the Employee at any time under this Agreement shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or hereafter payable, shall be void; provided, however, that nothing in this Section 20 shall preclude the Employee from designating a beneficiary or beneficiaries to receive any benefit hereunder on his death.

     22.  VOTE FAILURE.

     Notwithstanding the above, if the LLC shall fail to establish the Mortgage REIT on or before December 31, 1997 (the "Decision Date") or if it is acknowledged by the LLC that it will be unable to establish the Mortgage REIT then the LLC shall offer Employee another position within the LLC of equal stature and compensation and if the LLC fails to do so then the Employee shall be entitled to his Base Compensation and guaranteed bonus through June 30,

1998 and the Employee may seek other full time employment. At the option of the LLC the Decision Date may be extended by one month increments which shall simultaneously extend the term of guaranteed payment provided by this Section 22 by a similar one month period, thus providing the Employee with guaranteed payments of Base Compensation and, to the extent applicable, guaranteed bonus, for at least six months after the Decision Date. The extensions may be for no more than six months extending the Decision Date no later than June 30, 1998.

     23.  INDEMNIFICATION.

     (a) The Manager shall indemnify the Employee to the fullest extent permitted by New York law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the Employee in connection with a Proceeding. For purposes of this Section 23, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Employee is made, or threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Manager, as the case may be, or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Manager.

     (b) The Manager shall use its best efforts to obtain Directors and Officers liability insurance, which shall provide insurance coverage to the Employee at a reasonable cost to the Manager on the Mortgage REIT as the case may be.

     24.  SURVIVORSHIP.

     The respective rights and obligations of the parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

     IN WITNESS WHEREOF, the LLC has caused this Agreement to be executed on its behalf and the Employee has hereunto set his hand as of the day and year first above written.


                                   AMERICA FIRST COMPANIES LLC


                                   By:  /S/ MICHAEL THESING
                                        -------------------------
                                        Name:     Michael Thesing
                                        Title:    Vice President


                                   By:  /S/ RONALD FREYDBERG
                                        --------------------------
                                        Name:     Ronald Freydberg
                                        Title: